American High-Income Trust
March 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$323,983
Class B	$206
Class C	$19,748
Class F-1	$17,567
Class F-2	$36,002
Class F-3	$29
Total	$397,535
Class 529-A	$8,564
Class 529-B	$11
Class 529-C	$2,392
Class 529-E	$456
Class 529-F-1	$703
Class R-1	$379
Class R-2	$4,254
Class R-2E	$95
Class R-3	$5,054
Class R-4	$4,320
Class R-5	$2,243
Class R-5E*	$-
Class R-6	$37,890
Total	$66,361
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.2819
Class B	$0.2425
Class C	$0.2410
Class F-1	$0.2800
Class F-2	$0.2942
Class F-3	$0.1012
Class 529-A	$0.2782
Class 529-B	$0.2429
Class 529-C	$0.2386
Class 529-E	$0.2677
Class 529-F-1	$0.2894
Class R-1	$0.2420
Class R-2	$0.2416
Class R-2E	$0.2575
Class R-3	$0.2665
Class R-4	$0.2821
Class R-5E	$0.2922
Class R-5	$0.2970
Class R-6	$0.2994
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,138,101
Class B	212
Class C	78,569
Class F-1	61,545
Class F-2	120,842
Class F-3	10,252
Total	1,409,521
Class 529-A	30,993
Class 529-B	7
Class 529-C	9,913
Class 529-E	1,706
Class 529-F-1	2,528
Class R-1	1,411
Class R-2	16,904
Class R-2E	439
Class R-3	18,630
Class R-4	15,147
Class R-5	7,645
Class R-5E	1
Class R-6	128,620
Total	233,944
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$10.40
Class B	$10.40
Class C	$10.40
Class F-1	$10.40
Class F-2	$10.40
Class F-3	$10.40
Class 529-A	$10.40
Class 529-B	$10.40
Class 529-C	$10.40
Class 529-E	$10.40
Class 529-F-1	$10.40
Class R-1	$10.40
Class R-2	$10.40
Class R-2E	$10.40
Class R-3	$10.40
Class R-4	$10.40
Class R-5E	$10.40
Class R-5	$10.40
Class R-6	$10.40
* Amount less than one thousand